EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 7, 2006 included in the Registration Statement on Form SB-2/A and related Prospectus of Summit Exploration Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 9, 2006